EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-96424) pertaining to: (i) AmeriLink Corporation 1994 Stock Incentive Plan, (ii) the Stock Option Agreement dated as of August 19, 1994, between AmeriLink Corporation and Joseph L. Govern, and (iii) the Stock Option Addendum to Executive Employment Agreement dated August 19, 1994, between AmeriLink Corporation and Larry R. Linhart; (Form S-8 No. 333-79423) pertaining to AmeriLink Corporation 1994 Stock Incentive Plan and (Form S-3 No. 33-96422) pertaining to registration of 100,000 shares of its common stock of our report dated May 11, 1999, except for Note 12 as to which the date is May 21, 1999 with respect to the consolidated financial statements of AmeriLink Corporation included in its Annual Report (Form 10-K) for the year ended March 28, 1999.



/s/ Ernst & Young LLP
Columbus, Ohio
June 2, 1999




                                      -86-